Exhibit No. 4/ AFGL International, Inc./ Form S-3

              SERIES B CONVERTIBLE PREFERRED STOCK
                   CERTIFICATE OF DESIGNATION

                               FOR

                    AFGL INTERNATIONAL, INC.

       CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                               OF

              SERIES B CONVERTIBLE PREFERRED STOCK

                               OF

                    AFGL INTERNATIONAL, INC.


                Pursuant to Section 78.195 of the
                     Nevada Revised Statues


       AFGL  INTERNATIONAL,  INC.  a  corporation  organized  and
existing   under   the  laws  of  the  State   of   Nevada   (the
"Corporation"), in accordance with Section 78.195 of  the  Nevada
Revised Statutes, DOES HEREBY CERTIFY:

      1. The Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), fixes the total number of shares of all classes of capital stock which the Corporation shall have the authority to issue at Twenty-Five Million (25,000,000) shares, of which Five Million (5,000,000) shares shall be shares of Preferred Stock, par value $.001 per share (herein referred to as "Preferred Stock"), and Twenty Million (20,000,000) shares shall be shares of Common Stock, par value $.01 per share (herein referred to as "Common Stock").

     2. The Certificate of Incorporation expressly grants to the Board of Directors of the Corporation authority to provide for the issuance of said Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights and qualifications limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in the Certificate of Incorporation.

      3. Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors, on December 30, 1994, (by unanimous written consent), duly authorized and adopted the following resolutions providing for an issue of a series of its Preferred Stock to be designated "Series B Convertible Preferred Stock."

      "RESOLVED, that an issue of a series of Preferred Stock, $.001 par value per share, of the Corporation (the Preferred Stock of the Corporation being herein referred to as "Preferred Stock", which term shall include any additional shares of Preferred Stock of the same class hereafter authorized to be issued by the Corporation), consisting of Sixty-Eight Hundred Fifty-Eight (6,858) shares is hereby provided for, and the voting power, designation, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series shall be as set forth below:

Designation:  Number of Shares.

      (a) The designation of such series of Preferred Stock (which includes all sub-series) shall be "Series B Convertible Preferred Stock" (hereinafter referred to as the "Series B Stock") and the number of authorized shares constituting the Series B Stock is Six Thousand Eight Hundred Fifty-Eight (6,858). Of the Series B Stock, Six Thousand Two Hundred Eighty-Six (6,286) shares are designated as "Series B-1 Convertible Preferred Stock" (hereinafter referred to as the "Series B-1 Stock"), Three Hundred Forty-Three (343) shares are designated as "Series B-2 Convertible Preferred Stock" (hereinafter referred to as the "Series B-2 Stock"), and Two Hundred Twenty-Nine (229) shares are designated as "Series B-3 Convertible Preferred Stock" (hereinafter referred to as the "Series B-3 Stock"). The Series B Stock shall be deemed a separate class of Preferred Stock, and each sub-series of the Series B Stock shall be apart from any other series of Preferred Stock.

Part 1.  Liquidation.

      Upon any liquidation, dissolution, or winding up of the Corporation, the holders of Series B Stock will be entitled to be paid, after any distribution or payment is made upon any Series A Stock and before any distribution or payment is made upon Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all shares of Series B Stock outstanding, and the holders of Series B Stock will not be entitled to any further payment. If upon any such liquidation, dissolution, or winding up of the Corporation, the Corporation's assets to be distributed among the holders of Series B Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series B Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution, or winding up not less then 30 days prior to the payment date stated therein, to each record holder of Series B Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be liquidation, dissolution, or winding up of the Corporation within the meaning of this Part 1.

Part 2.  Conversion Rights.

      2A. Conversion Procedure. Subject to the provisions set forth below, each share of Series B Stock shall be convertible at the option of the holder thereof, in the manner hereinafter set forth, into that number of fully paid and nonassessable shares of Common Stock determined as set forth below.

     Any holder of Series B Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates for the shares being converted, duly endorsed or assigned to the Corporation or in blank, at the principal office of the Corporation or at the bank or trust company appointed by the Corporation for that purpose, accompanied by a written notice of conversion specifying the number of shares of Series B Stock to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued; in case such notice shall specify a name or names other then that of such transfer taxes payable upon the issue of shares of Common Stock in such name or names. After the receipt of such notice of conversion, the Corporation shall, within thirty (30) days after receipt of such notice, issue and deliver or cause to be issued and delivered to such holder a certificate or certificates for shares of Common Stock resulting from such conversion. In case less than all of the shares of Series B Stock represented by a certificate are to be converted by a holder, upon such conversion the Corporation shall also deliver or cause to be delivered to such holder a certificate or certificates for the shares of Series B stock not so converted.

      2B. Conversion of Series B-1 Stock. The right to convert the Series B-1 Stock into shares of Common Stock shall vest immediately on the date of issuance of the Series B Stock. Each share of Series B Stock is convertible into One Hundred (100) newly issued shares of Common Stock of the Corporation (the "B-1 Conversion Rate"). In the event the average of the closing bid prices for the Common Stock of the Corporation during the period of 20 consecutive business days prior to January 1, 1996, as reported on the National Association of Securities Dealers
Automated Quotation System ("NASDAQ") or a national stock exchange, or, if the Common Stock is not reported on NASDAQ or a national stock exchange, as reported on the "OTC Bulletin Board" operated by the National Association of Securities Dealers, Inc., is less than $1.50 per share, the B-1 Conversion Rate for each share of Series B-1 Stock shall automatically be increased on January 1, 1996, by an amount equal to 100,000 divided by the number of shares of Series B-1 Stock outstanding on January 1, 1996.

      2C. Conversion of Series B-2. The right to convert the Series B-2 Stock into shares of Common Stock shall vest immediately on the date of issuance of the Series B-2. Each share of Series B-2 Stock is convertible into One (1) newly issued share of Common Stock of the Corporation (the "B-2 Conversion Rate"), which is subject to adjustment as provided on this Part 2C.

      (i) In the event the gross revenue of Furash & Company, Inc. ("FCI"), the wholly-owned subsidiary of the Corporation acquired under that certain Agreement and Plan of Exchange dated December 23, 1994, to which the Corporation and FCI are parties ("Exchange Agreement"), for the calendar year ending December 31, 1995, equals or exceeds $4,000,000, as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-2 Conversion Rate for each share of Series B-2 Stock shall automatically be increased on April 30, 1996, by an amount equal to 8,572 divided by the number of shares of Series B-2 Stock outstanding on April 30, 1996. In the event the gross revenue of FCI for the calendar year ending December 31, 1995, exceeds $2,500,000 (but is less than $4,000,000), as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-2 Conversion Rate for each share of Series B-2 Stock shall automatically be increased on April 30, 1996, to an amount determined by dividing 8,572 by the number of shares of Series B-2 Stock outstanding on April 30, 1996, and multiplying the result by a fraction, the numerator of which is the amount by which gross revenues exceed $2,500,000 for the calendar year ending December 31, 1995, and the denominator of which is
$1,500,000. In the event the gross revenue of FCI for the calendar year ending December 31, 1995, does not exceed $2,500,000, there will be no adjustment in the B-2 Conversion
Rate. For purposes of calculating gross revenue of FCI under this designation, income derived from client referrals between FCI and the Corporation (including its other subsidiaries and divisions), shall be allocated between FCI and the Corporation on the same basis as the Corporation allocates income derived from referrals by and among its other subsidiaries and divisions.

     (ii) In the event the gross revenue of FCI for the calendar year ending December 31, 1996, equals or exceeds $4,000,000, as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-2 Conversion Rate for each share of Series B-2 Stock shall automatically be increased on April 30, 1997, by an amount equal to 8,572 divided by the number of shares of Series B-2 Stock outstanding on April 30, 1997. In the event the gross revenue of FCI for the calendar year ending December 31, 1996, exceeds $2,500,000 (but is less than $4,000,000), as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-2 Conversion Rate for each share of Series B-2 Stock shall automatically be increased on April 30, 1997, by an amount determined by dividing 8,572 by the number of shares of Series B-2 Stock outstanding on April 30, 1997, and multiplying the result by a fraction, the numerator of which is the amount by which gross revenues exceed $2,500,000 for the calendar year ending December 31, 1996, and the denominator of which is $1,500,000. In the event the gross revenue of FCI for the calendar year ending December 31, 1996, does not exceed $2,500,000, there will be no adjustment in the B-2 Conversion Rate.

      (iii) In the event the gross revenue of FCI for the calendar year ending December 31, 1997, equals or exceeds
$4,000,000, as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-2 Conversion Rate for each share of Series B-2 Stock shall automatically be increased on April 30, 1998, by an amount equal to 8,572 divided by the number of shares of Series B Stock outstanding on April 30, 1998. In the event the gross revenue of FCI for the calendar year ending December 31, 1997, exceeds $2,500,000 (but is less than $4,000,000), as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-2 Conversion Rate for each share of Series B-2 Stock shall automatically be increased on April 30, 1998, by an amount determined by dividing 8,572 by the number of shares of Series B-2 Stock outstanding on April 30, 1998, and multiplying the result by a fraction, the numerator of which is the amount by which gross revenues exceed $2,500,000 for the calendar year ending December 31, 1997, and the denominator of which is $1,500,000. In the event the gross revenue of FCI for the calendar year ending December 31, 1997, does not exceed $2,500,000, there will be no adjustment in the B-2 Conversion Rate.

     (iv) In the event the gross revenue of FCI for the calendar year ending December 31, 1998, equals or exceeds $4,000,000, as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-2 Conversion Rate for each share of Series B-2 Stock shall automatically be increased on April 30, 1999, by an amount equal to 8,572 divided by the number of shares of Series B-2 Stock outstanding on April 30, 1999. In the event the gross revenue of FCI for the calendar year ending December 31, 1998, exceeds $2,500,000 (but is less than $4,000,000), as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-2 Conversion Rate for each share of Series B-2 Stock shall automatically be increased on April 30, 1999, by an amount determined by dividing 8,572 by the number of shares of Series B Stock outstanding on April 30, 1999, and multiplying the result by a fraction, the numerator of which is the amount by which gross revenues exceed $2,500,000 for the calendar year ending December 31, 1998, and the denominator of which is $1,500,000. In the event the gross revenue of FCI for the calendar year ending December 31, 1998, does not exceed $2,500,000, there will be no adjustment in the B-2 Conversion Rate.

      (v) In the event the employment of Edward E. Furash ("Furash") under that certain employment agreement between FCI and Furash included as an exhibit to the Exchange Agreement (the "Employment Agreement"), is terminated by FCI during the initial four year term thereof ("Initial Term") for reasons other than cause as defined in paragraph 14 of the Employment Agreement, or is terminated during the Initial Term by either FCI or Furash pursuant to paragraph 15 of the Employment Agreement, the B-2 Conversion Rate for each share of Series B-2 Stock shall automatically be increased on the date of such termination by an amount determined by multiplying 8,572 by the number of calendar years remaining in the unexpired Initial Term of the Employment Agreement after the date of termination (with each partial calendar year in the unexpired Initial Term counted as one full year), and dividing the product by the number of shares of Series B-2 Stock outstanding on the date of termination.

      2D. Conversion of Series B-3. The right to convert the Series B-3 Stock into shares of Common Stock shall vest immediately on the date of issuance of the Series B-3. Each share of Series B-3 Stock is convertible into One (1) newly issued share of Common Stock of the Corporation (the "B-3 Conversion Rate"), which is subject to adjustment as provided on this Part 2C.

      (i) In the event the gross revenue of FCI for the calendar year ending December 31, 1995, equals or exceeds $4,000,000, as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-3 Conversion Rate for each share of Series B-3 Stock shall automatically be increased on April 30, 1996, by an amount equal to 5,714 divided by the number of shares of Series B-3 Stock outstanding on April 30, 1996. In the event the gross revenue of FCI for the calendar year ending December 31, 1995, exceeds $2,500,000 (but is less than $4,000,000), as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-3 Conversion Rate for each share of Series B-3 Stock shall automatically be increased on April 30, 1996, to an amount determined by dividing 5,714 by the number of shares of Series B-3 Stock outstanding on April 30, 1996, and multiplying the result by a fraction, the numerator of which is the amount by which gross revenues exceed $2,500,000 for the calendar year ending December 31, 1995, and the denominator of which is $1,500,000. In the event the gross revenue of FCI for the calendar year ending December 31, 1995, does not exceed $2,500,000, there will be no adjustment in the B-3 Conversion Rate.

     (ii) In the event the gross revenue of FCI for the calendar year ending December 31, 1996, equals or exceeds $4,000,000, as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-3 Conversion Rate for each share of Series B-3 Stock shall automatically be increased on April 30, 1997, by an amount equal to 5,714 divided by the number of shares of Series B-3 Stock outstanding on April 30, 1997. In the event the gross revenue of FCI for the calendar year ending December 31, 1996, exceeds $2,500,000 (but is less than $4,000,000), as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-3 Conversion Rate for each share of Series B-3 Stock shall automatically be increased on April 30, 1997, by an amount determined by dividing 5,714 by the number of shares of Series B-3 Stock outstanding on April 30, 1997, and multiplying the result by a fraction, the numerator of which is the amount by which gross revenues exceed $2,500,000 for the calendar year ending December 31, 1996, and the denominator of which is $1,500,000. In the event the gross revenue of FCI for the calendar year ending December 31, 1996, does not exceed $2,500,000, there will be no adjustment in the B-3 Conversion Rate.

      (iii) In the event the gross revenue of FCI for the calendar year ending December 31, 1997, equals or exceeds
$4,000,000, as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-3 Conversion Rate for each share of Series B-3 Stock shall automatically be increased on April 30, 1998, by an amount equal to 5,714 divided by the number of shares of Series B Stock outstanding on April 30, 1998. In the event the gross revenue of FCI for the calendar year ending December 31, 1997, exceeds $2,500,000 (but is less than $4,000,000), as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-3 Conversion Rate for each share of Series B-3 Stock shall automatically be increased on April 30, 1998, by an amount determined by dividing 5,714 by the number of shares of Series B-3 Stock outstanding on April 30, 1998, and multiplying the result by a fraction, the numerator of which is the amount by which gross revenues exceed $2,500,000 for the calendar year ending December 31, 1997, and the denominator of which is $1,500,000. In the event the gross revenue of FCI for the calendar year ending December 31, 1997, does not exceed $2,500,000, there will be no adjustment in the B-3 Conversion Rate.

     (iv) In the event the gross revenue of FCI for the calendar year ending December 31, 1998, equals or exceeds $4,000,000, as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-3 Conversion Rate for each share of Series B-3 Stock shall automatically be increased on April 30, 1999, by an amount equal to 5,714 divided by the number of shares of Series B-3 Stock outstanding on April 30, 1999. In the event the gross revenue of FCI for the calendar year ending December 31, 1998, exceeds $2,500,000 (but is less than $4,000,000), as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-3 Conversion Rate for each share of Series B-3 Stock shall automatically be increased on April 30, 1999, by an amount determined by dividing 5,714 by the number of shares of Series B Stock outstanding on April 30, 1999, and multiplying the result by a fraction, the numerator of which is the amount by which gross revenues exceed $2,500,000 for the calendar year ending December 31, 1998, and the denominator of which is $1,500,000. In the event the gross revenue of FCI for the calendar year ending December 31, 1998, does not exceed $2,500,000, there will be no adjustment in the B-3 Conversion Rate.

      (v) In the event the employment of Furash under the Employment Agreement, is terminated by FCI during the initial four year term thereof ("Initial Term") for reasons other than cause as defined in paragraph 14 of the Employment Agreement, or is terminated during the Initial Term by FCI pursuant to paragraph 15 of the Employment Agreement, the B-3 Conversion Rate for each share of Series B-3 Stock shall automatically be increased on the date of such termination by an amount determined by multiplying 5,714 by the number of calendar years remaining in the unexpired Initial Term of the Employment Agreement after the date of termination (with each partial calendar year in the unexpired Initial Term counted as one full year), and dividing the product by the number of shares of Series B-3 Stock outstanding on the date of termination.

      2E. Fundamental Changes. In case the Corporation shall effect any stock split, reverse stock split, or capital reorganization of the Common Stock, or shall consolidate, merge, or engage in a statutory share exchange with or into any other corporation (other than a consolidation, merger, or share exchange in which the Corporation is the surviving corporation and each share of Common Stock outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger) or shall sell or transfer all or substantially all its assets to any other corporation, lawful provision shall be made as a part of the terms of such transaction whereby the holders of shares of the Series B Stock shall receive upon conversion thereof, in lieu of each share of Common Stock which would have been issuable upon conversion of such stock if converted immediately prior to the consummation of such transaction, the same kind and amount of stock (or other securities, cash, or property, if any) as may be issuable or distributable in connection with such transaction with respect to each share of Common Stock outstanding at the effective time of such transaction.

      2F. Conversion Date. Conversion shall be deemed to have been made as of the date of surrender of certificates for the shares of Series B Stock to be converted, and the giving of written notice as prescribed in Part 2A, and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date. The Corporation shall not be required to deliver certificates for shares of its Common Stock while the stock transfer books for such stock or for the Series B Stock are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books.

      2G. Converted Shares and Common Stock Held for Conversion. Any shares of Series B Stock which at any time have been converted shall be canceled and may not be reissued. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of issuance upon conversion of shares of Series B Stock then outstanding and shall take all action necessary so that shares of Common Stock so issued will be validly issued, fully paid and nonassessable.

      2H. Taxes. The Corporation will pay any and all stamp or similar taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series B Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Convertible Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

Part 3.  Dividends.

      The holders of Series B Stock shall be entitled to participate fully with the Common Stock in all dividends, whether payable in cash, Common Stock, or other property of the Corporation, when and as declared by the Corporation's Board of Directors. The dividend payable on each share of Series B-1, B-2, and B-3 Stock outstanding on the record date for determining those persons entitled to receive a dividend on Common Stock (or on the date the dividend is paid if no record date is set), shall be equal to the product of the dividend per share of Common Stock multiplied by the B-1, B-2, and B-3 Conversion Rates, as the case may be, in effect on such record date (or on the date the dividend is paid if no record date is set) after giving taking into account all adjustments to such Conversion Rates required to be made under Part 2, above, as of such record date (or on the date the dividend is paid if no record date is set). No dividends shall be paid on the Series B Stock unless all dividends on the Corporation's Series A Convertible Preferred Stock ("Series A Stock"), have been paid or reserved in accordance with the terms of the Series A Stock.

Part 4.  Voting Rights.

     Each share of Series B Stock shall have that number of votes equal to the number of shares of Common Stock issuable on conversion of the Series B Stock as of the record date or any such other date with respect to which a determination is made of the Persons and number of shares entitled to be voted at any meeting of the stockholders of the Corporation or sign a written consent to action without a meeting, after giving taking into account all adjustments to such Conversion Rates required to be made under Part 2, above. The holders thereof shall have the right to vote (but not as a separate class, except to the extent required by law) on all matters subject to vote at any meeting of the stockholders of the Corporation or submitted for stockholder approval by written consent.

Part 5.  Definitions.

      "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New
York or Chicago, Illinois are authorized by law to close.

      "Common Stock" means the Common Stock, $0.01 par value per share, of the Corporation and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution or assets upon any liquidation, dissolution, or winding up of the Corporation.

      "Junior Securities" means any of the Corporation's equity securities other than the Series A Stock and Series B Stock.

      "Liquidation Value" of any Series B Stock as of any particular date will be equal to $350 per share.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

       IN  WITNESS  WHEREOF,  the  Corporation  has  caused  this certificate  to be executed by Gary S. Goldstein, its  President,
and attested to by Barry S. Roseman, its Secretary, this      day
of               ,    .


                                      AFGL INTERNATIONAL, INC.

                                      By: /s/
                                           Gary   S.   Goldstein,
President

ATTEST

By: /s/
Barry S. Roseman, Secretary

                         ACKNOWLEDGMENT


STATE OF NEW YORK     )
                      )  ss
COUNTY OF             )

      I, Gary S. Goldstein, hereby certify that I am the duly elected and qualified President of AFGL INTERNATIONAL, INC., that the foregoing instrument if the act and deed of the Corporation and the fact stated therein are true.

                                      By: /s/
                                           Gary   S.   Goldstein,
President

      Subscribed and sworn to before me the undersigned, a Notary
Public in and for said county and state.

                                      Notary Public